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 [LOGO]  PEAT MARWICK LLP                      EXHIBIT 23.1
         2300 West Senate Avenue
         Suite 300, Box 28
         Las Vegas, NV 83102

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Harrah's Entertainment, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-52409, 33-59969, 33-59991, 33-32864, 33-59975, 33-59971, 33-32863,
33-32865 and 333-52401) on Form S-8 and registration statement (No. 333-52949) on Form S-3 of Harrah's Entertainment, Inc. of our report dated March 13, 1998, with respect to the consolidated balance sheets of Showboat, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the Form 8-K of Harrah's Entertainment, Inc. dated June 1, 1998.

                                       KPMG Peat Marwick LLP


June 12, 1998